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As filed with the Securities and Exchange Commission on March 2, 2004

Registration No. 333-49284

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VITAL IMAGES, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	42-1321776 (I.R.S. Employer Identification No.)

3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
Telephone: (763) 852-4100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory S. Furness
3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
Telephone: (763) 852-4100
Facsimile: (763) 852-4130
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies of communications to: Michele D. Vaillancourt, Esq. Winthrop & Weinstine, P.A. 225 South Sixth Street Suite 3500 Minneapolis, Minnesota 55402 Telephone: (612) 604-6400 Facsimile: (612) 604-6800

        This Post-Effective Amendment No. 1 is being filed to de-register 3,463,651 shares of common stock of Vital Images, Inc. ("Vital Images"). The resale of such shares was registered under a Registration Statement on Form S-3, Registration No. 333-49284. Of the shares being deregistered, 3,405,316 shares have either been resold under the Registration Statement by the selling shareholders named in the prospectus portion of the Registration Statement or are eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933. Vital Images intends to register the resale of the remaining 58,335 shares of common stock, including 14,391 shares purchasable upon the exercise of outstanding warrants, under a new Registration Statement on Form S-3.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on March 2, 2004.

VITAL IMAGES, INC.
By:	/s/ GREGORY S. FURNESS Gregory S. Furness Chief Financial Officer and Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY D. MILLER Jay D. Miller	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2004
/s/ GREGORY S. FURNESS Gregory S. Furness	Chief Financial Officer, Vice President—Finance, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 2, 2004
* Douglas M. Pihl	Director and Chairman of the Board
* Vincent J. Argiro, Ph.D.	Chief Technology Officer, Founder and Director
* James B. Hickey, Jr.	Director
* Richard W. Perkins	Director
* Sven A. Wehrwein	Director
* Michael W. Vannier	Director
*By:	/s/ GREGORY S. FURNESS Gregory S. Furness As Attorney-in-Fact March 2, 2004

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SIGNATURES